Exhibit 99.1

FOR IMMEDIATE RELEASE: AUGUST 16, 2013

GEOPETRO RESOURCES COMPANY TO BEGIN TRADING ON THE

OTCQB MARKET ON AUGUST 21, 2013

San Francisco, CA — August 16, 2013 – GeoPetro Resources Company (NYSE MKT: GPR) (“GeoPetro” or the “Company”) announced today that its common stock will begin trading on the OTCQB Market commencing August 21, 2013. The move to OTCQB does not change the Company’s SEC reporting obligations under applicable securities laws. Accordingly, the Company will continue to file its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

On August 12, 2013, the Company received a letter from NYSE MKT LLC ("NYSE MKT") advising the Company that the Exchange will suspend trading of the Company’s common stock based upon the Company's continued non-compliance with Section 1003(a)(iv) of the Exchange's Company Guide. The Company may request a review of this decision by the full Committee on Securities. However, a request for review by the full Committee on Securities will not operate as a stay of the decision. Accordingly, the Exchange will suspend trading in the Company's common stock at the close of the market on August 20, 2013. The commencement of trading on the OTCQB on August 21, 2013 will allow for uninterrupted trading of the Company’s common stock.

About OTC Markets Group Inc.

OTC Markets Group Inc. operates open, transparent and connected financial marketplaces for investors to easily trade almost 10,000 equity and debt securities through the broker of their choice. OTC Markets Group organizes these securities into tiered marketplaces to inform investors of opportunities and risks. OTC Markets Group's data-driven platform enables efficient trading through any broker at the best possible prices and empowers a broad range of companies to improve the quality and availability of information for their investors.

About GeoPetro

GeoPetro is an independent oil and natural gas company headquartered in San Francisco, California. GeoPetro currently has projects in the United States and Canada. GeoPetro has developed an oil and gas property in its Madisonville Field Project in Texas. Elsewhere, GeoPetro has assembled a geographically-diversified portfolio of exploratory and appraisal prospects.

Cautionary Note Regarding Forward-Looking Statements

Certain items in this press release and other information GeoPetro provides from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon GeoPetro’s historical performance and on GeoPetro’s current plans, estimates, and expectations in light of information currently available to GeoPetro. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to GeoPetro’s operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. For a discussion of such risks and uncertainties, see “Risk Factors” included in GeoPetro’s Annual Report on Form 10-K. Furthermore, GeoPetro is under no obligation to update or alter any of the forward-looking statements contained in this press release as a result of new information, future events or otherwise, unless required by law.

No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

For further information please contact:

GeoPetro Resources Company	Telephone: (415) 398-8186
Stuart J. Doshi, President & CEO	E-Mail: sdoshi@geopetro.com
Website: www.geopetro.com